UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 3, 2009

________________________

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

_____________________

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

610-594-3319
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 3, 2009, West Pharmaceutical Services, Inc. amended its long-term supply contract, dated January 1, 2005, with Goodyear Tire & Rubber Company (the “2005 Supply Agreement”).  The amendment: (a) revises the method of calculation of the base pricing for the polyisoprene and styrene-butadiene rubber products, (b) revises the method in which the raw materials adjustments are calculated, and (c) restricts both parties’ unilateral termination rights for a specified time period.

The foregoing brief description of the Company’s amended 2005 Supply Agreement is qualified in its entirety by reference to the First Agreement to Amend, dated as of March 3, 2009, by and among the Company and The Goodyear Tire & Rubber Company (the “Amendment”). A copy of the Amendment will be filed with the SEC as an exhibit to the Company’s Quarterly report on Form 10-Q for the quarterly period ended March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel and Secretary

March 4, 2009